UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2019 (March 14, 2019)

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

HaCarmel 2

Yokneam, Israel 20692

(Address of principal executive offices and Zip Code)

+972 546 642 228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SEDO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Note: This 8-KA relates to the 8K filed March 19th, 2019; and is filed merely to clarify that no sales of cannabis to the US from this venture are intended.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2019, Seedo Corp. (the “Company”) executed an Agreement with Kibbutz Dan in northern Israel to establish the first commercial scale fully automated containerized farm for pharmaceutical-grade medical cannabis. The airtight, pesticide-free stackable containers allow for minimal land and water usage, with each container providing a minimum quantity of 326 pounds of dry cannabis per year.

For sake of clarification, the Company does not currently sell, and does not intend to sell, any cannabis grown in the above referenced farm into the United States, unless and until U.S. Federal law allows for such sales.

The Company has filed a redacted version of the Agreement, omitting the portions of the Agreement which the Company desires to keep confidential in the original 8K. The Company submitted a confidential Treatment Request to the Commission which was received seeking confidential treatment of the omitted portions of the Agreement.

ITEM 9.01	EXHIBITS

(d) Exhibits.

10.1	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2019

SEEDO CORP.

/s/ Zohar Levy
By:	Zohar Levy, Director, CEO

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